UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2015 (June 23, 2015)

WMIH Corp.

(Exact name of registrant as specified in its charter)

001-14667

(Commission

File Number)

Delaware	91-1653725
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

800 Fifth Avenue, Suite 4100 Seattle, Washington	98104
(Address of principal executive offices)	(Zip Code)

(206) 922-2957

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously disclosed in our Form 10-Q for the Quarter ended March 31, 2015 filed with the Securities and Exchange Commission (“SEC”) on May 8, 2015, under the Seventh Amended Joint Plan of Affiliated Debtors Pursuant to Chapter 11 of the United States Bankruptcy Code (as modified, the “Plan”), WMIH Corp. (formerly known as WMI Holdings Corp. and referred to herein as the “Company”) retained an economic interest in amounts, if any, recovered by the Trust in connection with certain litigation brought by the Trust as contemplated by the Plan (the “Litigation Proceeds”). Under the Plan, a portion of the Litigation Proceeds is allocated to the Company based on elections made by certain holders of specified “Allowed Claims” in connection with implementing the Plan. The Trust filed a lawsuit (the “D&O Litigation”) on or about October 14, 2014, in King County Superior Court in the State of Washington against sixteen (16) former directors and officers of Washington Mutual, Inc. (“WMI”). The Trust’s complaint alleged, among other things, that the defendants named therein breached their fiduciary duties to WMI and committed corporate waste and fraud by squandering WMI’s financial resources.

The D&O Litigation was settled and such settlement was approved by the Bankruptcy Court for the District of Delaware in December 2014. Such settlement resulted in, among other things, a payment to the Trust of approximately $37 million, which amount constitutes Litigation Proceeds, of which the Trust disbursed $8,321,624.59 to the Company on June 23, 2015. In addition, pursuant to the settlement of the D&O Litigation, $3 million of the $37 million was placed in a segregated reserve account to be administered by a third party. Based on disclosures by the Trust in a Form 8-K filed by the Trust with the SEC on June 1, 2015, funds may be released from the reserve to the Trust if and when certain designated conditions are satisfied. If and when these funds are released to the Trust, and to the extent the Company is entitled to receive such funds in accordance with the Plan, it is anticipated that the Trust will make payments to the Company in an amount equal to the Company’s share of Litigation Proceeds as provided under the Plan. Due to the contingent nature of the reserve, however, there can be no assurance that the Company will receive additional funds from the reserve.

Cautionary Statement Regarding Forward-Looking Statements

This Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this report that address activities, events, conditions or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business and these statements are not guarantees of future performance. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements may include the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “strategy,” “future,” “opportunity,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. These risks are identified and discussed in the Company’s Form 10-K for the year ended December 31, 2014, under Risk Factors in Part I, Item 1A and as updated from time to time in subsequent quarterly reports on Form 10-Q under Risk Factors in Part II, Item 1A. These risk factors will be important to consider in determining future results and should be reviewed in their entirety. These forward-looking statements are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and we do not undertake to update any forward-looking statement, except as required by law. Readers should carefully review the statements set forth in the reports, which the Company has filed or will file from time to time with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WMIH CORP.

Date: June 29, 2015	By:	/s/ William C. Gallagher
	Name:	William C. Gallagher
	Title:	Chief Executive Officer

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